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                                                                      EXHIBIT 5




                         [DOW, LOHNES & ALBERTSON, PLLC
                                  LETTERHEAD]



                               September 11, 1996


FrontierVision Operating Partners, L.P.
FrontierVision Capital Corporation
1777 South Harrison Street
Suite P-200
Denver, CO 90210-3925


Ladies and Gentlemen:


                 We refer to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-09535), filed by FrontierVision Operating Partners, L.P. ("FVOP") and FrontierVision Capital Corporation ("Capital" and, together with FVOP, the "Issuers"), with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuers' Senior Subordinated Notes due 2006 (the "Notes"), to be offered to the public pursuant to an Underwriting Agreement (the "Underwriting Agreement") by and among the Issuers and J.P. Morgan Securities Inc., Chase Securities Inc., CIBC Wood Gundy Securities Corp. and First Union Capital Markets Corp. as underwriters. Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

                 In connection with the foregoing registration, we have acted as special counsel for the Issuers, and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Issuers and all such agreements, certificates of public officials, certificates of officers or representatives of the Issuers and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein (including, without limitation, representations as to the consents of senior lenders to be obtained by FVOP at or prior to consummation of the offering of the Notes), we have relied upon statements and representations of officers and other representatives of the Issuers and others (all of which we assume to be true, complete and accurate in all respects).
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FrontierVision Operating Partners, L.P.
FrontierVision Capital Corporation
September  , 1996
Page 2


                 We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

                 Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the underwriters pursuant to the Underwriting Agreement, will be binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) or limited by other equitable principles of general applicability, and (c) the waiver as to usury, stay or extension laws may be unenforceable.

                 We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and any abbrieviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving
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FrontierVision Operating Partners, L.P.
FrontierVision Capital Corporation
September  , 1996
Page 3


such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        DOW, LOHNES & ALBERTSON, PLLC



                                        By:
                                            -------------------
                                            Edward J. O'Connell
                                            Member